UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): May 22, 2024

Conifer Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-37536	27-1298795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 West Big Beaver Road, Suite 200

Troy, MI 48084

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (248) 559-0840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CNFR	The Nasdaq Stock Market LLC
9.75% Senior Notes due 2028	CNFRZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Conifer Holdings, Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders (the "Annual Meeting") on May 22, 2024. Matters voted upon at the Annual Meeting were: (i) election of two members of the Board of Directors for terms expiring in 2027; and (ii) ratification of the appointment of Plante & Moran, PLLC as the Company's independent registered public accounting firm for 2024. For more information about the aforementioned proposals, see Conifer's Proxy Statement dated April 26, 2024. As of the March 25, 2024 record date, there were 12,222,881 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 7,762,312, or 63.5%, of the common stock were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Annual Meeting are set forth below.

Proposal No. 1 - Election of J. Grant Smith and Jeffrey Hakala as directors each for a three-year term expiring in 2027.

Director Name	For	Withheld	Broker Non-Votes
J. Grant Smith	5,469,083	330,796	1,962,433
Jeffrey Hakala	5,500,636	299,243	1,962,433

Proposal No. 2 - Ratification of the appointment of Plante & Moran, PLLC as the Company's independent registered public accounting firm for the year ending December 31, 2024.

For	Against	Abstain
7,105,818	651,493	5,001

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conifer Holdings Inc.

Date: May 29, 2024	By:	/s/ BRIAN J. RONEY
Brian J. Roney
President